EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Access Integrated Technologies, Inc. Announces Fiscal 2009 First Quarter Results

- Revenue Growth and Adjusted EBITDA Margin Increase Continues, Driven by Virtual Print Fees and Satellite Delivery Business -

MORRISTOWN, N.J. – August 7, 2008– Access Integrated Technologies, Inc. (“AccessIT” or the “Company”) (NASDAQ: AIXD) reported a 13% increase in revenues, to $20.6 million for the fiscal 2009 first quarter ended June 30, 2008, versus the year-ago period. The Company posted an Adjusted EBITDA[1] (defined below) of $10.2 million or $0.38 per share, an improvement from both the fiscal 2008 first quarter of $6.1 million and the fiscal 2008 March quarter of $8.9 million. Net loss of $4.3 million or $0.16 per share was also an improvement as compared to the year-ago quarter of $6.8 million, or $0.28 per share respectively. The net loss includes non-cash expenses for depreciation, amortization of intangible assets, non-cash interest, stock-based expenses and stock-based compensation aggregating $11.7 million or $0.44 per share.

First Fiscal Quarter Highlights

Revenues for the fiscal 2009 first quarter increased by 13%, to $20.6 million from $18.1 million in the comparable year ago period. This increase was driven largely by a 33% gain in the media services segment, including Virtual Print Fees (“VPFs”) and record levels of media delivery fees in our satellite unit offset by an 18% decrease in revenues from our content and entertainment segment.  As compared to the last fiscal quarter, revenues were down slightly from $21.9 million due to a reduction of in-theatre advertising revenue and seasonality which resulted in a slight decline in VPF revenue, offset by an increase in the satellite delivery business.

Income from Operations in the first quarter improved to $0.7 million, from a loss of $1.3 million in the comparable year ago period and a loss of $2.4 million in the fiscal 2008 March quarter. The improvement in loss from operations as compared to last quarter is primarily the result of a $1.6 million impairment of intangible assets charge last quarter. Lower direct operating expenses and SG&A were also factors in this improvement. Year-over-year, the shift to income from operations was due primarily to higher revenues and decreased direct operating and SG&A expenses, partially offset by increased depreciation.

Gross Profit Margin (revenue less direct operating expenses) was more than 70% in this first quarter, an improvement over last fiscal year’s overall 67%.

Adjusted EBITDA1 margins improved to 49% in the June 2008 quarter from 34% in the comparable year ago period, and from 41% in the fiscal 2008 March quarter.

Bud Mayo, Chief Executive Officer of AccessIT, stated, “The growing financial success in our Media Services Group, specifically the Digital Cinema deployment, transport and software operating units, highlights that we are already capitalizing on the digital cinema future even before Phase 2 begins. There is tremendous opportunity to provide services to distributors and exhibitors alike in the digital cinema era, and AccessIT is the only company with proven comprehensive and integrated solutions. We are excited at the prospects for growth and improvement at AccessIT to take full advantage of this opportunity.”

CONFERENCE CALL NOTIFICATION
AccessIT will host a conference call to discuss its financial results at 10:30 a.m. EDT on Thursday, August 7, 2008. The conference can be accessed by dialing 719.325.4908, at least five minutes before the start of the call. No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on AccessIT’s Web site, www.accessitx.com. A replay of the call will be available after 1:30 p.m. eastern at 719.457.0820 or 888.203.1112, passcode 3868943. The replay will be accessible through Thursday, August 14th.

Access Integrated Technologies, Inc. (AccessIT) is the global leader in providing integrated solutions for digital cinema.  The Company’s ground-breaking digital cinema networked services along with its Library Management Server® and Theatre Command Center® software have enabled theatres across the United States to play more than eight million digital showings of Hollywood features to date.  AccessIT's 24/7 satellite operations delivers feature movies, alternative content advertising, and pre-show entertainment through its UniqueScreen Media subsidiary,  including live 2-D and 3-D events through its CineLive® satellite network, expanding box office sales and developing new ways to attract incremental revenues. Through its alternative content distribution unit, The Bigger Picture, AccessIT offers channels of programming including Opera, Kidtoons, Faith Based, Concerts, Sports and Anime.  Access Integrated Technologies® and AccessITTM are trademarks of Access Integrated Technologies, Inc.  For more information on AccessIT, visit www.accessitx.com. [AIXD-E]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT 's filings with the Securities and Exchange Commission, including AccessIT's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects'', "anticipates'', "intends'', "plans'', “could”, “might”, "believes'', “seeks”, "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of the release.
# # #
Contact:

Suzanne Moore
AccessIT
973.290.0080
smoore@accessitx.com

ACCESS INTEGRATED TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2007	2008

Revenues	$18,146	$20,570

Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	6,206	5,797
Selling, general and administrative	5,558	4,833
Provision for doubtful accounts	186	28
Research and development	223	7
Stock-based compensation	87	158
Depreciation of property and equipment	6,125	8,135
Amortization of intangible assets	1,070	947
Total operating expenses	19,455	19,905

(Loss) income from operations	(1,309)	665

Interest income	321	124
Interest expense	(5,744)	(7,176)
Other income (expense), net	(111)	(150)
Change in fair value of interest rate swap	—	2,252
Net loss	$(6,843)	$(4,285)

Net loss per Class A and B common share - Basic and diluted	$(0.28)	$(0.16)
Weighted average number of Class A and B common shares outstanding:
Basic and diluted	24,758,441	26,865,147

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.
Adjusted EBITDA (as defined)
Reconciliation to GAAP Net Income
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2007	2008
Net loss	$(6,843)	$(4,285)
Add Back:
Amortization of software development	129	194
Depreciation of property and equipment	6,125	8,135
Amortization of intangible assets	1,070	947
Interest income	(321)	(124)
Interest expense	5,744	7,176
Other (income) expense, net	111	150
Change in fair value of interest rate swap	—	(2,252)
Stock-based expenses	—	74
Stock-based compensation	87	158
Adjusted EBITDA (as defined)	$6,102	$10,173

ACCESS INTEGRATED TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)
(Unaudited)

	March 31, 2008	June 30, 2008
ASSETS
Current assets
Cash and cash equivalents	$29,655	$25,003
Accounts receivable, net	21,494	17,259
Unbilled revenue, current portion	6,393	5,652
Deferred costs	3,859	3,809
Prepaid and other current assets	1,316	1,834
Notes receivable, current portion	158	261
Total current assets	62,875	53,818

Property and equipment, net	269,031	261,930
Intangible assets, net	13,592	12,645
Capitalized software costs, net	2,777	2,794
Goodwill	14,549	14,549
Accounts receivable, net of current portion	299	299
Deferred costs	6,595	5,915
Notes receivable, net of current portion	1,220	1,079
Unbilled revenue, net of current portion	2,075	1,967
Security deposits	408	425
Restricted cash	255	255
Fair value of interest rate swap	—	2,252
Total assets	$373,676	$357,928

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$25,213	$12,354
Current portion of notes payable	16,998	22,159
Current portion of deferred revenue	6,204	5,924
Current portion of customer security deposits	333	354
Current portion of capital leases	89	119
Total current liabilities	48,837	40,910

Notes payable, net of current portion	250,689	244,940
Capital leases, net of current portion	5,814	5,851
Deferred revenue, net of current portion	283	283
Customer security deposits, net of current portion	46	25
Total liabilities	305,669	292,009

Commitments and contingencies

Stockholders' equity:
Class A common stock, $0.001 par value per share; 40,000,000 shares authorized; 26,143,612and 26,849,257 issued and 26,092,172 and 26,797,817 shares outstanding at March 31, 2008 and June 30, 2008, respectively	26	27
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 733,811 shares issued and outstanding at March 31, 2008 and June 30, 2008, respectively	1	1
Additional paid-in capital	168,844	171,040
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(100,692)	(104,977)
Total stockholders' equity	68,007	65,919
Total liabilities and stockholders’ equity	$373,676	$357,928

________________________
[1]Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation and non-recurring items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

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Access Integrated Technologies, Inc.
55 Madison Ave.
Morristown, NJ 07960
US